                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.     )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ _ ]

Check the appropriate box:

[ _ ]     Preliminary Proxy Statement    [ _ ]  Confidential, for Use of the
                                                Commission Only  (as permitted
                                                by Rule 14a-6(a)(2))
[ X ]     Definitive Proxy Statement

[ _ ]     Definitive Additional Materials

[ _ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
          240.14a-12

                        Chesapeake Utilities Corporation
________________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

                        Chesapeake Utilities Corporation
________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required.

[ _ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          (1) Title of each class of securities to which transaction applies:

          _____________________________________________________________________

          (2) Aggregate number of securities to which transaction applies:

          _____________________________________________________________________

          (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          _____________________________________________________________________

          (4) Proposed maximum aggregate value of transaction:

          _____________________________________________________________________

          (5)  Total fee paid:

          _____________________________________________________________________

[ _ ]     Fee paid  previously with preliminary materials.

[ _ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          _____________________________________________________________________

          (2) Form, Schedule or Registration Statement No.:

          _____________________________________________________________________

          (3)  Filing Party:

          _____________________________________________________________________

          (4)  Date Filed:

                        CHESAPEAKE UTILITIES CORPORATION

                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF
CHESAPEAKE UTILITIES CORPORATION:                      April 1, 1998

  The Annual Meeting of Stockholders of Chesapeake Utilities Corporation will be held at 10:00 a.m. on Tuesday, May 19, 1998, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware, for the following purposes:

  (a) to elect three Class II Directors for three-year terms ending in 2001 and until their successors are elected and qualified;

  (b) to consider and vote upon a proposal to amend the Company's Performance Incentive Plan for the purpose of increasing the aggregate number of shares of common stock subject to awards from 200,000 shares to 400,000 shares;

  (c) to consider and vote upon a proposal to amend the Performance Incentive Plan to extend the term of the Plan for five years through December 31, 2006;

  (d) to consider and vote upon a proposal to amend the Performance Incentive Plan to permit the Board of Directors greater flexibility to amend, modify or terminate the Plan, subject to shareholder approval requirements imposed by applicable law;

  (e) to consider and vote upon a proposal to amend the Company's Certificate of Incorporation to change the number of directors constituting the full Board from a fixed number (nine) to a range from five to fifteen with the precise number determined by the Board, and to make a corresponding change in the number of directors required for a quorum;

  (f) to consider and vote upon the ratification of the selection of Coopers & Lybrand, L.L.P. as independent auditors for the fiscal year ending December 31, 1998; and

  (g) to transact such other business as may properly come before the meeting.

  Stockholders of record at the close of business on March 23, 1998, will be entitled to vote at the meeting and any adjournment thereof.

                                         By Order of the Board of Directors,


                                         Wayne L. Hart
                                         Secretary

STOCKHOLDERS ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT THEY ARE PERSONALLY ABLE TO ATTEND.

                        CHESAPEAKE UTILITIES CORPORATION
                           909 SILVER LAKE BOULEVARD
                             DOVER, DELAWARE 19904

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 19, 1998
        ---------------------------------------------------------------

                                                            April 1, 1998
                            SOLICITATION OF PROXIES

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Chesapeake Utilities Corporation ("Chesapeake" or the "Company") for use at the Annual Meeting of Stockholders of Chesapeake to be held in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware at 10:00 a.m. on May 19, 1998, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Solicitation of proxies may be made by personal interview, mail, telephone or telegram by directors, officers and regular employees of Chesapeake. Chesapeake may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of capital stock held of record by such persons, and Chesapeake will reimburse any such forwarding expenses. In addition, Chesapeake may engage professional proxy solicitors, although it has no present plans to do so. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation thereof and all clerical and other expenses of solicitation will be borne by Chesapeake. Regular employees of Chesapeake will not receive additional compensation for soliciting proxies.


                              REVOCATION OF PROXY

  The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire. In addition, the person giving the proxy has the power to revoke the same at any time before it has been exercised by simple notice in writing received by the Secretary of Chesapeake.

                     SIGNATURES OF PROXIES IN CERTAIN CASES

  If a stockholder is a corporation, the accompanying proxy should be signed in its corporate name by an authorized officer, and his or her title should be indicated. If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or an administrator, there should be attached to the proxy appropriate instruments showing his or her qualification and authority, and his or her title as such should follow the signature. Proxies signed by a person as an agent, attorney, administrator, executor, guardian or trustee should indicate such person's title following his or her signature.

                                 ANNUAL REPORT

  The annual report to stockholders, covering the fiscal year of Chesapeake ended December 31, 1997, is enclosed herewith. The report, which includes financial statements, does not form any part of the material for the solicitation of proxies.

                         VOTING SECURITIES OUTSTANDING

  Shares of common stock, 4,543,695 of which were outstanding as of March 23, 1998, are the only outstanding voting securities of the Company. Each share is entitled to one vote. Only holders of common stock of record at the close of business on March 23, 1998, will be entitled to vote at the Annual Meeting of Stockholders.


                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

BY MANAGEMENT

  The following table sets forth the number of shares of Chesapeake's common stock beneficially owned by each of Chesapeake's directors and nominees for director, by each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group, as of March 23, 1998.
Except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                                               AMOUNT AND NATURE OF   PERCENT
NAME OF INDIVIDUAL OR GROUP                                  BENEFICIAL OWNERSHIP/1/  OF CLASS
----------------------------------------------------------------------------------------------
Ralph J. Adkins...........................................              64,862           1.41%
Richard Bernstein.........................................               1,295             *
Walter J. Coleman.........................................               2,200             *
John W. Jardine, Jr.......................................              24,728             *
Rudolph M. Peins, Jr......................................               2,951             *
Robert F. Rider...........................................               4,555             *
John R. Schimkaitis.......................................              31,839             *
Jeremiah P. Shea..........................................               3,167             *
William G. Warden, III....................................             231,199 /2/       5.01%
Philip S. Barefoot........................................               5,749             *
Jeremy D. West............................................              21,615             *
Michael P. McMasters......................................               1,258             *
Stephen C. Thompson.......................................               2,417             *
Executive Officers and Directors as a Group (14 persons)..             400,010 /1/       8.67%
-----------------------

*Less than one percent (1%).

/1/ Includes shares of common stock subject to options that are currently exercisable as follows: Mr. Adkins - 32,940; Mr. Schimkaitis - 20,280; and Mr. West - 14,925. Includes shares acquired pursuant to the Company's Retirement Savings Plan as to which executive officers have the authority to direct voting of their shares as follows: Mr. Adkins - 9,665; Mr. Schimkaitis - 4,392; Mr. Barefoot - 1,843; Mr. West - 2,246; Mr. McMasters-1,182; and Mr. Thompson - 2,226.

/2/ Includes (1) 1,686 shares as to which Mr. Warden has sole voting and investment power and 15,262 shares as to which he shares voting and investment power and (2) 214,251 shares (4.72% of Chesapeake's outstanding common stock) held by SGI Investor Partners, a company that Mr. Warden may be deemed to control. SGI Investor Partners is controlled by Superior Group, Inc. through two wholly owned subsidiaries, Cawsl Enterprises, Inc. and SGI Holdings, Inc. Mr. Warden disclaims beneficial ownership of the shares held by SGI Investor Partners.

BY OTHERS

  The following table sets forth the number of shares of Chesapeake's common stock beneficially owned by the only parties known to Chesapeake's management to own more than 5% of Chesapeake's common stock.




        NAME AND ADDRESS             AMOUNT AND NATURE OF   PERCENT
      OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP  OF CLASS
      -------------------            ---------------------  --------
     William P. Schneider                 292,500            6.44%
     26491 Riverbank Road
     Salisbury, MD 21801


     James R. Schneider                   278,700            6.13%
     5518 Woodbine Lane
     Salisbury, MD 21801


                             ELECTION OF DIRECTORS

  At the annual meeting to be held on May 19, 1998, three Class II Directors will be elected to serve until the Annual Meeting of Stockholders in 2001 and until their successors are elected and qualified. Chesapeake's nominees are Ralph J. Adkins, Robert F. Rider and William G. Warden, III, all of whom are currently Class II Directors of Chesapeake whose present terms expire this year.

  Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

  Unless you instruct otherwise, it is intended that properly executed proxies in the enclosed form will be voted FOR the election of each of the nominees listed below. If, when the election occurs, any of the nominees shall not be a candidate (an eventuality not anticipated), it is intended that these proxies will be voted for any substitute nominee who may be designated by the Nominating Committee.

           INFORMATION REGARDING THE BOARD OF DIRECTORS AND NOMINEES

  The following information with respect to the principal occupation and employment of each director and nominee and the name and principal business of the organization in which such occupation and employment is carried on, and information with respect to certain other affiliations and to business experience during the past five years, has been furnished to the Company by the respective directors and nominees:

CLASS I DIRECTORS (TERM EXPIRES 2000)

RICHARD BERNSTEIN (age 55)
Mr. Bernstein is President and Chief Executive Officer of BAI Aerosystems, Inc., located in Easton, Maryland. BAI is a manufacturer of lightweight, low-cost Unmanned Aerial Vehicles (UAVs). Mr. Bernstein is the owner of several other companies in which he is actively involved, including: Salisbury Pewter, a manufacturer of pewter for the gift and premium markets; Frankoma Pottery, with unique designs in sculptured earthenware; and Easton Mills, the home of several lines of children's apparel. He has been a director of Chesapeake since 1994.

JOHN W. JARDINE, JR. (age 71)
Mr. Jardine served as Chairman of the Board of Chesapeake from 1989 through 1997 and Chief Executive Officer from 1983 through 1990. Mr. Jardine also served as President, Executive Vice President, Vice President, Secretary, Treasurer, Assistant Secretary and Assistant Treasurer of Chesapeake. He has been a director of Chesapeake since 1972.

RUDOLPH M. PEINS, JR. (age 68)
Mr. Peins retired in February 1993 as Chief Financial Officer and Secretary of Hunt Manufacturing Co. located in Philadelphia, Pennsylvania. Hunt is a leading international manufacturer and distributor of art/craft and office supplies, materials and equipment. He has been a director of Chesapeake since 1993.

CLASS II DIRECTORS AND NOMINEES

RALPH J. ADKINS (age 55)
Mr. Adkins is Chairman of the Board and Chief Executive Officer of Chesapeake. He has served as Chairman and Chief Executive Officer since 1997. His present term as Chairman and Chief Executive Officer will expire on May 19, 1998. Prior to holding his present position, Mr. Adkins served as President and Chief Executive Officer, President and Chief Operating Officer, Executive Vice President, Senior Vice President, Vice President and Treasurer of Chesapeake. Mr. Adkins is also Chairman and Chief Executive Officer of Eastern Shore Natural Gas Company, Sharp Energy, Inc., Tri-County Gas Company, Inc. and Chesapeake Service Company, all wholly owned subsidiaries of Chesapeake. He has been a director of Chesapeake since 1989.

ROBERT F. RIDER (age 69)
Mr. Rider is Chairman of the Board and Chief Executive Officer of O. A. Newton & Son Company located in Bridgeville, Delaware. The company engages in millwright work and metal fabrication and sells farm equipment, modular homes and materials handling systems. Mr. Rider is also a director of PNC Bank, Delaware, Blue Cross Blue Shield of Wilmington, Delaware, and Burris Foods. He is a trustee of the University of Delaware. Mr. Rider also serves as a Governor of the United States Postal Service. He has been a director of Chesapeake since 1977.

WILLIAM G. WARDEN, III (age 66)
Mr. Warden is Chairman of the Board of Superior Group, Inc., a holding company engaged through subsidiaries in the manufacture and distribution of metal tubing, located in Wynnewood, Pennsylvania. He has been a director of Chesapeake since 1969.

CLASS III DIRECTORS (TERM EXPIRES 1999)

WALTER J. COLEMAN (age 63)
Mr. Coleman retired in December 1995 as the Chief Executive Officer of Pyramid Realty and Mortgage Corporation, a diversified company involved in real estate, mortgages, insurance and business brokerage. He is also the former Chairman of Real Estate Title Services, Inc., a title insurance and trust company. Mr. Coleman is a professor at Florida Southern College specializing in strategic and human resources management. He has been a director of Chesapeake since 1992.

JOHN R. SCHIMKAITIS (age 50)
Mr. Schimkaitis is President and Chief Operating Officer of Chesapeake. He has served as President and Chief Operating Officer since 1997. Prior to that, Mr. Schimkaitis served as Executive Vice President and Chief Operating Officer from 1996 through 1997 and Senior Vice President and Chief Financial Officer from 1993 through 1996. His present term will expire on May 19, 1998. Mr. Schimkaitis has also served as Vice President, Treasurer, Assistant Treasurer and Assistant Secretary of Chesapeake. He has been a director of Chesapeake since 1996.

JEREMIAH P. SHEA (age 71)
Mr. Shea retired in February 1990 as the Chairman and Chief Executive Officer of Bank of Delaware Corporation, located in Wilmington, Delaware. He is a director of FCC National Bank located in Wilmington, Delaware. He has been a director of Chesapeake since 1981.

DIRECTORS' COMPENSATION

  Directors who are not officers of the Company are awarded 400 shares of the Company's common stock annually, in advance at the time of the Company's annual meeting, pursuant to Chesapeake's Directors Stock Compensation Plan. Directors are also paid an attendance fee of $800 for each Board and committee meeting attended. No additional attendance fees are paid if a director attends more than one meeting on the same day.


                            COMMITTEES OF THE BOARD

  The Audit Committee was established in 1976. It must be comprised of directors who are not employees of the Company or any of its subsidiaries. In general, the Audit Committee is charged with reviewing the internal auditor's reports of practices and procedures as well as the reports of Chesapeake's independent auditors relating to the results of their audit and the adequacy of internal controls. The Audit Committee has the responsibility to make recommendations to management arising from the aforementioned reviews. The Audit Committee held three meetings during 1997. The current members of the Audit Committee are: Rudolph M. Peins, Jr., Chairman, Robert F. Rider, and William G. Warden, III.

  The Compensation Committee, established in 1979, has the responsibility of fixing the salaries of officers and directors. The Compensation Committee held seven meetings during 1997. The current members of the Compensation Committee are: John W. Jardine, Jr., Jeremiah P. Shea, Chairman, and William G. Warden, III.

  The Plan Committee was established in 1992 for the purpose of administering the Chesapeake Utilities Corporation Performance Incentive Plan and Cash Bonus Plan. The Plan Committee held one meeting during 1997. The members of the Plan Committee are: John W. Jardine, Jr., Jeremiah P. Shea, Chairman, and William G. Warden, III.

  The Nominating Committee was established in 1979. The principal function of the Nominating Committee is to identify candidates for election to and membership on the Board of Directors. The Nominating Committee held one meeting during 1997. The current members of the Nominating Committee are: Richard Bernstein, Walter J. Coleman, John W. Jardine, Jr., Chairman, and Robert F. Rider. The Nominating Committee will consider nominees recommended by stockholders. Nominations by stockholders are required by the Company's bylaws to be in the form of a notice which sets forth (a) as to each nominee (i) the name, age, business address and, if known, residence address of such nominee
(ii) the principal occupation or employment of such nominee (iii) the number of shares of stock beneficially owned by the nominee (iv) the consent of the nominee to serve as a director of the Corporation if so elected (v) a description of all arrangements or understandings among the stockholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the stockholder and (vi) any other information relating to the nominee required to be disclosed in solicitations of proxies for election of directors, or otherwise required pursuant to Schedule 14A under the Securities and Exchange Act of 1934, as amended, and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and (ii) the number of shares beneficially owned by such stockholder. All recommendations received by the Secretary will be brought to the attention of the Nominating Committee.

  The Corporate Governance Committee was established in 1994 for the purpose of reviewing and advising the Board on general corporate governance and structure issues. The Corporate Governance Committee held two meetings during 1997. The members of the Corporate Governance Committee are: Richard Bernstein, Walter J. Coleman, Chairman, Rudolph M. Peins, Jr., and Jeremiah P. Shea.


                       MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors met nine times during 1997. Each director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by each committee of the Board on which he served.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and other executive officers for each of the Company's last three fiscal years.

                                                                                       LONG-TERM
                                 ANNUAL COMPENSATION                                  COMPENSATION
                                 -------------------                                  -------------
                                                                                 AWARDS        PAYOUTS
                                                                              -------------  ------------
                                                                                 SHARES
           NAME AND                                                            UNDERLYING        LTIP        ALL OTHER
           PRINCIPAL                   FISCAL            SALARY    BONUS      OPTIONS/SARS     PAYMENTS    COMPENSATION
           POSITION                     YEAR               ($)      ($)            (#)           ($)            ($)
------------------------------------------------------------------------------------------------------------------------
Ralph J. Adkins................       1997              251,250        0              0       354,546 /2/     12,200 /3/
  Chairman, Chief Executive           1996              235,250     87,088            0           0           11,228
  Officer and Director                1995              219,500     91,494            0           0           10,968

John R. Schimkaitis............       1997              179,000        0              0       220,297 /2/     11,214 /3/
  President, Chief Operating          1996              166,000     53,884            0           0           10,481
  Officer and Director                1995              152,250     56,017            0           0           10,021

Philip S. Barefoot.............       1997              114,750      9,860        12,848/1/   125,010 /2/      5,165 /3/
  Vice President                      1996              109,500     27,248            0           0            4,916
                                      1995              102,000     27,562            0           0            4,208

Jeremy D. West.................       1997              138,000      1,390        14,288/1/   148,706 /2/      5,386 /3/
  Vice President                      1996              133,750     23,843            0           0            5,056
                                      1995              128,500     33,488            0           0            5,346

Michael P. McMasters/ 4 /......       1997              105,250      3,210        14,906/1/       0            6,492 /3/
  Vice President, Treasurer
  and Chief Financial Officer

Stephen C. Thompson/ 4/........       1997              102,375     10,290        14,906/1/       0          36,823 /3,5/
  Vice President

____________________

/1/ Options to acquire shares of common stock pursuant to Stock Option Agreements under the Company's Performance Incentive Plan (the "Plan"), for the performance period beginning January 1, 1998 and ending December 31, 2000 (the "1997 Option Agreements"). These options and the 1997 Option Agreements are more fully described in Note 1 to the Option Grants Table.

/2/ Reflects performance shares earned under Tandem Stock Option and Performance Share Agreements covering the three-year performance period from January 1, 1995 through December 31, 1997, valued as of February 27, 1998.

/3/ Consists of the Company's contribution to its Retirement Savings Plan on behalf of such officer (Mr. Adkins -$9,500; Mr. Schimkaitis - $9,500; Mr. Barefoot - $4,131; Mr. West - $4,600; Mr. McMasters - $6,282; and Mr. Thompson -$4,830) and term life insurance premiums paid by the Company on behalf of such officer (Mr. Adkins - $2,700; Mr. Schimkaitis - $1,714; Mr. Barefoot - $1,034; Mr. West - $786; Mr. McMasters - $210; and
      Mr. Thompson - $204).

/4/ Messrs. McMasters and Thompson became executive officers of the Company on May 20, 1997.

/5/ Includes $29,974 for reimbursement of relocation expenses incurred by Mr. Thompson during 1997.

OPTION GRANTS DURING 1997 FISCAL YEAR

  The following table sets forth information concerning stock options granted to each of the named executive officers during fiscal 1997. All options were granted pursuant to the 1997 Option Agreements under the Plan.


                                   INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
-------------------------------------------------------------------------------------         VALUE AT ASSUMED
                             SHARES           % OF TOTAL                                        ANNUAL RATES
                             UNDERLYING        OPTIONS/                                        OF STOCK PRICE
                             OPTIONS/           SARS                                             APPRECIATION
                              SARS            GRANTED TO    EXERCISE OR                        FOR OPTION TERM
                             GRANTED         EMPLOYEES IN   BASE PRICE                     --------------------------
   NAME                      (#)/1/           FISCAL YEAR   ($/SH)/2/   EXPIRATION DATE      5% ($)/3/   10% ($)/3/
---------------------------------------------------------------------------------------------------------------------
Philip S. Barefoot           12,848             13.5         20.50     December 31, 2005       125,641     301,311
Jeremy D. West               14,288             15.0         20.50     December 31, 2005       139,722     335,082
Michael P. McMasters         14,906             15.6         20.50     December 31, 2005       145,766     349,576
Stephen C. Thompson          14,906             15.6         20.50     December 31, 2005       145,766     349,576
-----------------

/1/ With respect to each recipient, one-half of these options will become exercisable in equal increments on each of December 31, 1998, 1999 and 2000. The second one-half of these options will become exercisable in three annual increments based on the Company's achievement of certain annual performance goals (including earnings growth, growth in non-gas net income, and share price relative to book value). In the event of a change in control, as defined in the Plan, all options subject to time vesting that have not theretofore become exercisable will become exercisable in full and all options subject to performance vesting for the award year in which the change in control occurs will become exercisable as if all performance criteria were satisfied for such award year but only in proportion to the total number of days in the year that have elapsed prior to the change in control. It is a condition precedent to the exercise of all or a portion of the options that the shareholders of the Company, pursuant to the Plan, shall have approved an amendment to the Plan increasing the number of shares subject to awards under the Plan to a number of shares greater than the number of shares of common stock subject to awards granted under the Plan through the date of the 1997 Option Agreements. (See "Proposal to Amend the Company's Performance Incentive Plan").

/2/ The option exercise price may be paid in cash, in shares of common stock, or in any other form of payment approved by the Company's Plan Committee.

/3/ These dollar amounts are the result of calculations at the 5 and 10 percent appreciation rates permitted by the Securities and Exchange Commission to be used to determine the potential realizable value of the stock options set forth in the table. They are not intended to forecast the possible appreciation, if any, of the Company's stock price. There can be no assurance that these dollar amounts or any other dollar amounts will be realized by the option holders.

AGGREGATED OPTION/SAR EXERCISES DURING 1997 FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

  The following table sets forth information concerning options exercised by the named executive officers during the 1997 fiscal year and the number and value of options held by such officers at fiscal year end.

                                                                     NUMBER OF SHARES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                      OPTIONS/SAR'S               OPTIONS/SAR'S
                                  SHARES                              AT FY-End(#)                AT FY-END ($)
                               ACQUIRED ON         VALUE        --------------------------  --------------------------
NAME                          EXERCISE (#)       REALIZED ($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
Ralph J. Adkins                   0                  0             32,940              0      255,285              0
John R. Schimkaitis               0                  0             20,280              0      157,170              0
Philip S. Barefoot                0                  0                  0         12,848            0              0
Jeremy D. West                    0                  0             14,925         14,288      115,669              0
Michael P. McMasters              0                  0                  0         14,906            0              0
Stephen C. Thompson               0                  0                  0         14,906            0              0

LONG-TERM INCENTIVE PLAN AWARDS DURING 1997 FISCAL YEAR

  The following table sets forth information concerning long-term incentive awards granted to each of the named executive officers during fiscal 1997.

                           NUMBER OF              PERFORMANCE OR
                        SHARES, UNITS, OR      OTHER PERIOD UNTIL
NAME                   OTHER RIGHTS (#)/1/    MATURATION OR PAYOUT
-----------------------------------------------------------------------
Ralph J. Adkins              12,036            Ending December 31, 2000
John R. Schimkaitis          14,664            Ending December 31, 2000
----------------

/1/ During the 1997 fiscal year, the Company granted the right to earn performance share awards under Performance Share Agreements with each of Messrs. Adkins and Schimkaitis under the Company's Performance Incentive Plan for the award period beginning January 1, 1998 and ending December 31, 2000 (the "1997 Performance Share Agreements"). At the end of each calendar year during the award period, each recipient will be eligible to earn a maximum number of performance shares equal to one-third of the total number of performance shares granted, based on the Company's achievement of certain performance goals (including earnings growth, growth in non-gas net income, and share price relative to book value), plus the "Rollover Number" (the "Maximum Award"). The "Rollover Number" shall be 75% of the difference, based on the Company's achievement of certain performance goals (including earnings growth, growth in non-gas net income, and share price relative to book value), between the Maximum Award for the prior calendar year and the number of Performance Shares actually earned during that year. (For 1998, the Rollover Number is 0.) Performance Shares, once earned and issued, may not be sold for a three-year period. In the event of a change in control, the Maximum Award for the fiscal year, prorated based on the proportion of the calendar year that has elapsed, is deemed earned.

PENSION PLAN TABLE

  FINAL                YEARS OF SERVICE AT NORMAL RETIREMENT AGE
AVERAGE        ------------------------------------------------------
EARNINGS         15        20        25        30        35        40
---------------------------------------------------------------------
$100,000    $26,127  $ 34,836  $ 43,545  $ 52,254  $ 60,963  $ 60,963
$125,000    $33,346  $ 44,461  $ 55,576  $ 66,692  $ 77,807  $ 77,807
$150,000    $40,565  $ 54,086  $ 67,608  $ 81,129  $ 94,651  $ 94,651
$175,000    $47,783  $ 63,711  $ 79,639  $ 95,567  $111,494  $111,494
$200,000    $55,002  $ 73,336  $ 91,670  $110,004  $128,338  $128,338
$225,000    $62,221  $ 82,961  $103,701  $124,442  $145,182  $145,182
$250,000    $69,440  $ 92,586  $115,733  $138,879  $162,026  $162,026
$275,000    $76,658  $102,211  $127,764  $153,317  $178,869  $178,869
$300,000    $83,877  $111,836  $139,795  $167,754  $195,713  $195,713

   The above table sets forth the estimated annual retirement benefits payable under the Company's retirement plan to its regular employees, including officers, in the final average earnings and years of service classifications indicated. The retirement plan is funded solely by the Company. Benefits normally are paid in the form of a straight life annuity or joint and survivor annuity and are not subject to any deduction for Social Security or other offset amounts.

   Annual compensation used to determine final average earnings under the plan includes salary, as set forth in the Summary Compensation Table, commissions, and, with respect to employees earning a salary less than a stated amount (which for 1997 was $80,000), bonus payments. Compensation covered by the plan for 1997 was as follows: Mr. Adkins - $251,250; Mr. Schimkaitis - $179,000; Mr. Barefoot - $114,750; Mr. West - $138,000; Mr. McMasters - $105,250; and Mr.
Thompson - $102,375. The calculation of benefits under the plan generally is based on average earnings for the highest five consecutive years of the ten years preceding retirement.

   For 1997, the Internal Revenue Code of 1986, as amended, generally limits the annual benefits which may be paid under the plan to $125,000 and limits the amount of annual compensation that may be taken into account in determining final average earnings to $160,000. The table above does not reflect these limits. However, these limits may increase in future years. Furthermore, benefits earned before the limits went into effect generally are not affected by the limits. The Company has adopted a plan that is not a tax-qualified plan to provide the benefits that would have been provided under the Company's retirement plan but for these limits. The plan was effective January 1, 1995. The plan is unfunded but is required to be funded in the event of a change in control of the Company.

   As of December 31, 1997, the number of years of credited service under the retirement plan for each of the named executive officers were as follows: Mr. Adkins - 35 years; Mr. Schimkaitis - 12 years; Mr. Barefoot - 9 years; Mr. West
- 8 years; Mr. McMasters - 16 years; and Mr. Thompson - 14 years.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL PROVISIONS

   Chesapeake has entered into employment agreements with Messrs. Adkins, Schimkaitis, Barefoot, West, McMasters and Thompson. These agreements are designed to help retain such officers who are essential to the proper supervision of Chesapeake's business by assuring them of equitable treatment in the event of a termination of employment following a change in control of the Company. Under the agreements, if a change in control occurs, the failure to elect or re-elect the officer to, or the removal of the officer from, the office held by the officer, or the failure to elect or re-elect the officer to, or the removal of the officer from, the Board of Directors of the Company (if the officer shall have been a member of the Board immediately prior to a change in control) would entitle the officer to terminate his employment and to receive certain termination payments as described below. An officer's good faith determination that the nature or scope of his duties has been significantly altered subsequent to a change in control would also entitle him to terminate his employment and to receive the termination payments provided in the agreement.

   The agreements with Mr. Adkins and Mr. Schimkaitis were entered into on March 26, 1997, and provide for the employment of Mr. Adkins as the Company's President and Chief Executive Officer and of Mr. Schimkaitis as the Company's Executive Vice President and Chief Operating Officer at salaries of $255,000 and $182,000, respectively, or such greater or lesser amounts as the Company's Board of Directors may determine. These agreements are operative for an initial term of five years, ending March 26, 2002, and provide that if a change in control occurs prior to that date, the agreements will be automatically extended for a maximum of five years commencing on the date the change in control occurred (the "extension period"). The agreements with Messrs. Barefoot, West, McMasters and Thompson were entered into on March 26, 1997, and provide for the employment of Messrs. Barefoot, West, McMasters and Thompson as Vice Presidents of the Company, also at salaries determined by the Company's Board of Directors. These agreements expire on March 26, 2000, and provide that if a change in control occurs prior to that date, an extension period of three years will automatically be effectuated. Currently, all other vice presidents of the Company have employment agreements. Actual compensation for each of the officers is described in the Summary Compensation Table.

   The agreements are intended to maintain compensation and benefits following a change in control at levels generally comparable to those that such officers could reasonably have expected in the absence of a change in control. The agreements provide for the payment of compensation during the extension period at a level equal to the rate existing immediately prior to the change in control, adjusted throughout such period to reflect increases in the consumer price index. Each agreement also provides for the officer's continued eligibility during such extension period under the Company's employee benefit plans. In the event of a termination of employment other than for cause, an officer would receive under his agreement a termination payment equal to an amount approximating the compensation and the value of certain benefits under the Company's retirement, savings and stock option plans that he would have received had he continued to be employed by the Company for the lesser of 24 months (12 in the case of Mr. Barefoot, Mr. West, Mr. McMasters and Mr. Thompson) or the number of months remaining under the extended term of the agreement. However, such termination payment could not exceed the maximum amount that the Company could pay the officer without some part of the amount being nondeductible by the Company under Section 280G of the Internal Revenue Code. Each agreement also provides that the Company will indemnify the officer for any expenses he incurs in successfully enforcing his right to payments or benefits under his agreement and that the Company, upon the request of the officer, will provide the officer with an irrevocable letter of credit from a bank in the amount of $100,000 against which the officer may draw to pay any expenses he incurs in attempting to enforce any of his rights under his agreement following a change in control.


                        REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors hereby provides the following report on executive compensation for the year ended December 31, 1997.

POLICIES AND GOALS

  The Company's compensation goal is to enhance the profitability of the Company, and thus increase stockholder value, by attracting high-quality executive talent and closely aligning the financial interests of its senior managers with those of its stockholders. To this end, the Company's executive compensation program has been designed to provide competitive compensation levels based upon the successful achievement of specific annual and long-term objectives drawn from the Company's strategic plan.

COMPONENTS

  The Company's executive compensation program relies on three interrelated components, consisting of base salary, annual bonus and long-term equity-based rewards.

 BASE SALARY

 The base salary structure for the Chief Executive Officer and the other executives was determined by means of a study prepared by independent compensation consultants, using comparison data from the same group of diversified natural gas organizations which the Company uses in its stock performance review (the "Industry Peer Group") and from the general industry using companies of a similar size and nature to Chesapeake. The midpoints of the recommended structure are set at or reasonably close to comparison averages, thereby providing marketplace priced compensation guidelines for executives. Annual salary adjustments are subjectively made after giving consideration to the individual's performance and contributions to the success of the Company. Executive base salaries generally fall below, but close to, the comparison averages. Salaries for the Chief Executive, Chief Operating, Chief Financial, and other Executive Officers named in the Summary Compensation Table are originally set by employment contracts (see "Management Compensation-Employment Contracts and Change in Control Provisions"), but are adjusted annually pursuant to the process described above.

 ANNUAL INCENTIVE BONUS

 Annual bonuses are paid under the Company's performance-based cash bonus plan, adopted in January, 1992, based on the attainment of financial and non-financial objectives relative to pre-established performance targets. At the beginning of each year, the Committee selects the executives eligible to receive bonuses based on the executives' seniority and responsibilities. The Committee designates a target bonus amount for each executive, which is a percentage of that executive's base salary ranging from 20% to 30%. Target bonus amounts are determined separately for each of the Chief Executive Officer and other selected executives to conform with the median prevailing practices for individuals in similar positions in a peer group of approximately 1,000 organizations of comparable size. Because size rather than line of business was the primary consideration in choosing this group, it includes some but not all of the companies in the Industry Peer Group. The Committee also identifies performance goals for the year for each selected executive, relating to one or more business segments, to the Company as a whole, or both, and an aggressive target net income range for the Company or designated segments. Bonus awards for the year are made to each selected executive, based on successful attainment of the relevant goals, adjusted by applying a payout factor (which may vary for each executive) that is determined by the relationship between the actual net income of the Company or relevant segments and the relevant aggressive target net income range. For 1997, most of the performance goals were achieved, either entirely or to a significant extent, including, approximately in order of relative weight: (1) integration of facilities and systems of the acquisitions completed during 1997; (2) implementation of a combined marketing focus; (3) determination of the information systems requirements to 2001; (4) development of alternative methods to satisfy delivery requirements; (5) implementation of various organizational changes;
 (6) implementation of various communication efforts; and (7) formation of a gas marketing alliance. Based on these achievements, the Committee determined that between 10% and 98% of the goals have been met. The Company did not achieve the aggressive target net income range, and a payout factor of 0% to 50% was applied, depending on each executive's responsibilities.

 LONG-TERM PERFORMANCE INCENTIVE PLAN

 Long-term equity-based awards are granted under the Company's Performance Incentive Plan, adopted in 1992, which permits the Plan Committee flexibility in providing different forms and levels of equity-based awards to key employees. In 1994, the Company granted tandem option and performance share awards designed to provide equity-based rewards for its executives keyed to corporate performance for the three-year award period ending December 31, 1997. Each award consisted of a tandem (i.e. mutually exclusive) grant of (1) options to purchase the Company's common stock and (2) the right to receive, upon achievement at the end of the three-year period of pre-established aggressive goals for return on equity and net income for the Company, a certain number of performance shares. The number of options and performance shares were determined separately for each of the Chief Executive Officer and other selected executives to conform with the median prevailing practices for individuals in similar positions in the group of organizations used to determine target bonus amounts. The Company achieved its performance targets for the three-year period ended December 31, 1997. Accordingly, the performance shares were awarded and the tandem options expired.

 In 1997 the Company granted performance share awards to Messrs. Adkins and Schimkaitis and option awards to Messrs. Barefoot, West, McMasters, and Thompson, among others, under the Performance Incentive Plan.

These awards are intended to align the interests of the executives with those of the Company's stockholders by providing the executives with equity-based incentives. The performance period for the 1997 grants commences
January 1, 1998 and ends December 31, 2000. These grants are described more fully in the Option Grants and Long-Term Incentive Plan tables above.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

During 1997, the compensation of the Company's Chief Executive Officer, Ralph J. Adkins, was determined pursuant to the three-part program described above. First, Mr. Adkins' base salary was set to approximate the midpoint of chief executive salaries paid by companies in the Industry Peer Group. Second, Mr. Adkins' target bonus was $76,500 or 30% of salary. The Committee determined that although a significant percentage of his performance goals had been met by virtue of the accomplishment of goals set forth for executive officers under "Annual Incentive Bonus" above, the aggressive target net income had not been met and therefore no bonus was paid. Finally, the long-term performance incentive component of Mr. Adkins' compensation was determined as described under "Long-Term Performance Incentive Plan" above.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

Internal Revenue Code Section 162(m), enacted in 1993, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and any of its other named executive officers. Certain performance-based compensation is specifically exempted from the deduction limit. No formal policy has been adopted by the Company with respect to qualifying compensation paid to its executive officers from the deduction limit. The Company does not anticipate that compensation paid to any of its executive officers in 1998 will exceed the dollar limit.


                                  THE COMPENSATION COMMITTEE
                                  John W. Jardine, Jr.
                                  Jeremiah P. Shea (Chairman)
                                  William G. Warden, III


STOCK PERFORMANCE CHART

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the five fiscal years ended December 31, 1997, with the cumulative total return on the S&P 500 Index and an industry index consisting of 20 diversified natural gas companies as published by Edward D. Jones & Co. The 20 companies in the Edward D. Jones & Co. industry index are as follows: Chesapeake Utilities Corporation, Columbia Gas System, Inc., Consolidated Natural Gas Company, Eastern Enterprises, Energen Corporation, Equitable Resources, Inc., KN Energy, Inc., MCN Energy Group, Inc., MDU Resources Group, Inc., National Fuel Gas Company, National Gas & Oil Company, NICOR, Inc., Oneok, Inc., Questar Corporation, SEMCO Energy, Inc., Southwest Gas Corporation, Southwestern Energy Company, UGI Corporation, Valley Resources, Inc., and WICOR, Inc. The comparison assumes $100 was invested on December 31, 1992 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                             [GRAPH APPEARS HERE]


Cumulative Total Stockholder Return

                      1992   1993   1994   1995   1996   1997
                      -----  -----  -----  -----  -----  -----

Chesapeake            100.0  125.2  110.7  135.5  165.1  211.5
S&P 500               100.0  110.1  111.5  153.4  188.6  251.6
Industry Index        100.0  115.3  102.3  135.1  170.1  213.3


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Board's Compensation Committee and Plan Committee are Mr. Jardine, Mr. Shea and Mr. Warden. Mr. Jardine was formerly Chief Executive Officer of the Company from 1983 to 1990.


                              CERTAIN TRANSACTIONS

  William P. Schneider and James R. Schneider (see "Beneficial Ownership of the Company's Securities -- By Others") are the former owners of Tri-County Gas Company, Inc., which Chesapeake acquired on March 6, 1997, and acquired their shares of Chesapeake common stock in connection with that transaction. Each of these individuals now serves as an executive officer of Tri-County pursuant to a five-year employment agreement that provides for a salary of $100,000 per year, together with retirement and other benefits.

           PROPOSAL TO AMEND THE COMPANY'S PERFORMANCE INCENTIVE PLAN

INTRODUCTION

  At the 1992 Annual Meeting of the Company, the stockholders approved the Chesapeake Utilities Corporation Performance Incentive Plan, effective as of January 1, 1992 (the "Plan"). The initial term for granting awards under the Plan was ten years and the number of shares of common stock of the Company subject to award under the Plan was 200,000. Under the Plan, amendments to the term and number of shares available were made subject to shareholder approval.

  The purpose of the Plan has been (1) to further the long-term growth and earnings of the Company by providing incentives and rewards to those executive officers and other key employees of the Company and its subsidiaries who are in positions in which they can contribute significantly to the achievement of that growth; (2) to encourage those employees to obtain proprietary interests in the Company and to remain as employees of the Company; and (3) to assist the Company in recruiting able management personnel. The Plan furthers these objectives by authorizing the grant of stock options, performance shares, stock appreciation rights and/or tandem awards.

THE PROPOSED AMENDMENTS

  The Board originally adopted the Plan in 1992, based on the premise that the growth and development and financial success of the Company and its subsidiaries are dependent upon insuring the best possible management. The Board believes that the Plan has succeeded as an important aid to the Company in attracting and retaining individuals of outstanding abilities, providing them the opportunity to obtain a proprietary interest in the Company, and rewarding them for the continued profitable performance of the Company and its subsidiaries.

  While the Board believes that the Plan continues to be necessary to serve these important goals, at present all of the 200,000 shares available under the Plan are subject to awards already granted, and the termination date for granting awards is approaching. Because of the current share limit, the Company is at present unable to grant additional awards under the Plan. As a result, the 1997 Stock Option Agreements discussed above under Option Grants During Fiscal Year 1997 were granted subject to shareholder approval of an increase in the number of shares available under the Plan. In addition, it has been the practice of the Plan Committee, when making awards, to link awards, in whole or in part, to the achievement of Company performance goals measured over a three year period. Under the current term limit, the Plan Committee would be able to grant only one further such award after the end of the current period. Accordingly, the Board has determined that it is in the best interest of the Company and its shareholders that an additional 200,000 shares be made available for awards under the Plan and that the term for granting awards under the Plan be extended for five years, through December 31, 2006.

  Another proposed amendment would modify the provisions of the Plan that govern amendments to the Plan. When the Plan was initially adopted in 1992, certain amendments to incentive compensation plans, for example, increases in the number of shares subject to award, required shareholder approval in order to comply with certain Securities and Exchange Commission rules. Subsequent changes in these rules have eliminated the shareholder approval requirement for amendments. The Company's Plan currently requires shareholder approval to increase the number of shares that may be subject to awards under the Plan, to reduce the minimum option or purchase price, or to extend the term for granting awards or maximum term of any award. This proposal would modify the Plan's amendment provisions by eliminating these shareholder approval requirements so that the Board has flexibility to amend, modify or terminate the Plan in any manner, subject to shareholder approval requirements imposed by applicable law.

  The full text of the subsections of the Plan that would be affected is included as Exhibit A. The text has been marked to indicate additions and deletions from the present text of the Plan. The Board believes that this presentation will make it easier and more convenient for the stockholders to understand and evaluate the amendments being proposed.

SUMMARY OF THE PERFORMANCE INCENTIVE PLAN

  A summary of the material provisions of the Plan, as proposed to be amended, is set forth below. Except for the amendments described above, the text of the Plan will be substantially unchanged from that adopted by the Company's stockholders in 1992.

GENERAL

  The types of awards that may be granted under the Plan are stock options, performance shares, stock appreciation rights, and/or tandem awards. The Plan provides that through December 31, 2006, any one or more types of awards for up to a total of 400,000 shares of Chesapeake's common stock may be granted (of which approximately 200,000 shares are subject to awards already granted). The 400,000 shares reserved for issuance or previously granted under the Plan are equal to approximately 8.8 percent of Chesapeake's outstanding common stock as of March 23, 1998. Shares of common stock awarded under the Plan may be authorized and unissued stock, treasury stock or stock purchased on the open market (including private transactions). To the extent that an award lapses or the rights of the participant to whom it was granted terminate, any shares of common stock subject to the award will again be available for awards under the Plan. On March 23, 1998 the New York Stock Exchange closing price of a share of common stock was $18.5625.

ADMINISTRATION

  The Plan provides that it shall be administered by a Committee of the Board consisting of not fewer than three members of the Board, each of whom is a Non-Employee Director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee currently consists of Messrs. Jardine, Shea and Warden. The Committee will periodically determine, in its sole discretion, the individuals who will participate in the Plan and the terms of awards granted to such individuals. Such determinations are final and binding upon all parties affected thereby. The Committee acts by vote or written consent of a majority of its members.

ELIGIBILITY

  Key employees of the Company and its subsidiaries (including officers or employees who are members of the Board), who the Committee determines are in positions to contribute significantly to the achievement of the long-term growth, development and financial success of the Company, are eligible to be granted awards under the Plan. Subject to the provisions of the Plan, the Committee will from time to time select from such eligible persons those to whom awards shall be granted and determine the number of options, performance shares, stock appreciation rights and/or tandem awards to be granted. Because eligibility is determined by these subjective criteria, it is not possible at this time to determine either the number of employees eligible to participate in the Plan or the amount of awards which will be made. However, in each of the six years the Plan has been in effect, awards have been made to between zero and nine employees and the aggregate number of shares subject to awards has reached the Performance Incentive Plan's current limit of 200,000.

AWARDS

  The Plan is designed to permit the Committee flexibility in providing different forms and levels of awards to meet competitive conditions and the particular circumstances of eligible employees. In making its determination, the Committee will consider, among other factors, the eligible employee's responsibility level, performance and potential cash compensation, as well as the fair market value of the common stock at the time of the grant.

STOCK OPTION AWARDS

  Options granted under the Plan are options to purchase shares of Chesapeake's common stock which do not qualify as incentive stock options as defined in the Internal Revenue Code ("non-qualified options"). At the time an option is granted, the Committee determines the number of shares subject to each option and the manner and time of exercise. No option granted under the Plan may be exercised more than 10 years after the date of grant. The purchase price will be set in the grant and shall be the fair market value of Chesapeake's common stock at the time the option is granted, or such higher price as the Committee may establish as to any or all shares subject to the option. Shares purchased upon exercise of the option will be restricted as to transfer for a period of not less than three years from the date of issuance, unless the committee determines otherwise.

  The option exercise price may be paid with cash and/or shares of common stock. The Committee may permit "pyramiding" by option holders, which occurs when the holder uses shares purchased by exercise of a portion of the option to exercise additional portions of the option. Theoretically, by using this approach, a grantee could purchase one share for cash or previously held shares and continue to use the shares obtained to exercise the entire option in successively larger exercises. In such case, the grantee could exercise the entire option with only a minimal or no cash payment.

  The options are not to be transferable by the grantee except by will or the laws of descent and distribution. Options may be subject to lapse or termination upon retirement, death, disability, or other termination of employment of the grantee on such terms as the Committee determines at the time of the grant. The granting of an option does not entitle the grantee to any dividend, voting or other rights of a stockholder, unless and until the stock is issued upon exercise of the option. The Committee may determine, at the time of grant, additional limits on exercise of options.

PERFORMANCE SHARE AWARDS

  Performance shares will be shares of Chesapeake's common stock which are restricted as to transfer for a period of three years from the date of issuance, unless otherwise determined by the Committee. The Committee may also impose such other restrictions and conditions as it deems appropriate. An award of performance shares may be contingent, subject to vesting and issuance at a future date based on Chesapeake's achievement of a specified performance target or occurrence of another specified event, to be determined by the Committee. Performance shares not subject to such contingencies will vest and be issued at the time of the grant. Prior to issuance of the performance shares, the recipient shall have no right to vote or receive the cash dividends distributable with respect to such shares. Performance shares that have not vested may be subject to forfeiture upon the retirement, death, disability or other termination of employment of the grantee upon such terms as the Committee determines.

STOCK APPRECIATION RIGHTS

  A stock appreciation right is the right to receive a stock appreciation payment equal in value to the excess of the fair market value of the common stock at a particular point in the future over the fair market value of the stock at the time of grant of the stock appreciation right or an associated stock option. Stock appreciation payments may be made in cash or common stock or a combination of both at the discretion of the Committee. Stock appreciation rights may be granted either independently or in tandem with stock options. No stock appreciation rights granted under the Plan may be exercised more than ten years from the date of grant.

  Stock appreciation rights will not be transferable except by will or the law of descent and distribution. They may be subject to lapse or termination upon retirement, death, disability, or other termination of the grantee on such terms as the Committee determines at the time of grant. The granting of a stock appreciation right does not entitle the grantee to any dividend, voting or other rights of a stockholder, unless and until stock is issued upon the exercise of a stock appreciation right.

TANDEM AWARDS

  Tandem awards may be granted by the Committee. A tandem award may consist of an interrelated combination of options, performance shares, and/or stock appreciation rights, all subject to the terms and exercise limitations described above. The Committee may establish minimum and maximum target earnings levels which will trigger the vesting of certain portions of a tandem award. Upon exercise or vesting of some or all of one portion of a tandem award, a corresponding portion may terminate, based on a formula determined by the Committee at the time the tandem award is granted.

LIMITATION OF AWARDS

  The aggregate number of shares of common stock subject to awards granted under the Plan may not exceed 400,000 shares. To the extent that an award lapses or the rights of the recipient to whom it was granted terminate, any shares of stock subject to such an award will again be available for the grant of an award under the Plan. In the event of a change in the number of Chesapeake's outstanding shares by reason of a stock dividend or split, recapitalization, combination or exchange of shares or similar changes, an appropriate adjustment will be made in outstanding awards and in the aggregate number of shares that may be awarded pursuant to the Plan.

FEDERAL TAX CONSEQUENCES

  The principal Federal income tax consequences of awards under the Plan, based on the current provisions of the Internal Revenue Code and the regulations thereunder, are as follows:

  The grant of nonqualified stock options and stock appreciation rights will have no income tax consequences to the employee or to Chesapeake.

  In general, upon the exercise of a nonqualified stock option, the employee will recognize ordinary income equal to the excess of the fair market value of the acquired shares on the exercise date over the option price. Chesapeake will be entitled to a tax deduction in the same amount. Upon the exercise of a stock appreciation right, the employee will recognize as ordinary income any cash received plus the fair market value of any acquired shares on the exercise date. Chesapeake will be entitled to a tax deduction in the same amount.

  With respect to performance shares granted under the Plan that are transferable or are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the fair market value of the shares received (determined as of the date of grant). Chesapeake will be entitled to a tax deduction in the same amount.

  In the case of performance shares awarded that are nontransferable and subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income equal to the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first).
Chesapeake will be entitled to a tax deduction in the same amount.

  An employee who has been issued performance shares that are both non-transferable and subject to a substantial risk of forfeiture may elect to recognize income when the award is granted, rather than upon the expiration of the transfer restriction or risk of forfeiture. If an employee makes this election, the amount of ordinary income, and the amount of Chesapeake's tax deduction are determined as of the date of grant of the award, rather than upon the expiration of the applicable restrictions.

  When a grantee disposes of any shares acquired under a nonqualified stock option, a stock appreciation right, a performance share award, or any other award under the Plan, the grantee will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the grantee's basis in the shares. In general, the grantee's basis in any shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares. Any capital gain or loss realized upon the disposition of the shares will be long-term or short-term, depending on whether the shares have been held for more than one year from the date as of which ordinary income was recognized.

  If an employee's receipt of shares acquired under a nonqualified stock option or performance share award under the Plan is deferred beyond the time that they otherwise would have been received, generally the employee will not be subject to income tax on the shares, and Chesapeake will not be allowed a deduction, until the shares actually are received by the employee, but the employee will be subject to employment taxes on the shares at the same time that he or she would have been subject to income tax on the shares absent the deferral.

  Any acceleration or vesting of an award under the Plan as a result of a "Change in Control" (as defined in subsection 2.01(d) of the Plan) might, under certain circumstances, be deemed to result in a "parachute payment" for income tax purposes. In general, if the present value of all payments to a "disqualified individual" (any one of a limited class of shareholders, officers, and highly compensated employees) that are contingent on a change in control equals or exceeds three times the individual's "base amount" (average annual compensation over a five-year period), all such payments will constitute parachute payments and the individual will be subject to a 20 percent excise tax, and the Company will not be allowed a deduction, on the excess of the parachute payments over the individual's base amount. The excise tax and disallowance may be reduced if it is established that the excess represents reasonable compensation for services rendered before or after the change in control. Payments outside of the Plan also may constitute parachute payments.

AMENDMENT AND TERMINATION

  The Plan will continue in effect until all matters relating to the payment of awards and administration of the Plan have been settled, except that no further grants may be made after December 31, 2006. The Board may amend, modify or terminate the Plan, subject to any requirement for shareholder approval imposed by applicable law. Any such amendment could increase the cost of the Plan to the Company or alter eligibility.

CHANGE IN CONTROL

  The Plan provides that awards shall include such provisions as the Committee deems appropriate providing that, upon a Change in Control as defined in the Plan, performance goals will be deemed met or vesting of awards will accelerate. The Plan also provides that upon or after a Change in Control, the Plan may not be modified or administered in such a way as to reduce any employee's rights under the Plan or an award thereunder.

NEW PLAN BENEFITS
-----------------

  The 1997 Option Agreements are subject to shareholder approval of the proposal to increase the number of shares that may be awarded under the Plan. The following table sets forth information concerning the number of stock options subject to those Agreements.

                     NAME                        STOCK OPTIONS
               ------------------                -------------
               Philip S. Barefoot                   12,848
                  Vice President

               Jeremy D. West                       14,288
                  Vice President

               Michael P. McMasters                 14,906
                  Vice President, Treasurer
                  and Chief Financial Officer

               Stephen C. Thompson                  14,906
                  Vice President

               Executive Officers                   69,796
                  as a Group

               Non-Executive Officers               25,696
                  as a Group

VOTE REQUIRED

   The Board of Directors recommends a vote FOR adoption of the amendments to the Plan. The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy and entitled to vote at the annual meeting is required to approved the amendments to the Plan. Abstentions will have the effect of votes against the amendments. Shares held in "street name" by a broker or nominee who does not have discretionary authority to vote such shares on a particular matter (broker non-votes) are not counted as shares entitled to vote on such matters.


          PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

   The Board of Directors has unanimously determined that an amendment to the Company's present Restated Certificate of Incorporation (the "Present Charter") is advisable and has voted to recommend to the Company's stockholders the adoption of this amendment. The Present Charter fixes the total number of directors at nine and the number of directors comprising a quorum at five. The amendment would permit the Board of Directors to determine its own size within a range of five to fifteen members and would define a quorum as being a majority of that number of directors. The full text of the proposed Certificate of Amendment of Restated Certificate of Incorporation of Chesapeake Utilities Corporation proposed to be filed is attached to this Proxy Statement as Exhibit B (the "Proposed Amendment").

   The provision in the Present Charter fixing the total number of directors at nine was adopted in 1975 as part of a package of amendments adopted for the express purpose of providing "more effective resistance against any sudden or surprise attempt by an outsider to take control of the Company." Those amendments furthered the Company and its stockholders' desire to (1) make it more difficult for a hostile bidder to acquire control of the Company and (2) maintain the continuity of the Company's management and board membership. Although fixing the number of directors adds modestly to the Company's defenses, it is not of pivotal importance. On the other hand, fixing the number of directors precludes the Board from exercising its best judgment as to whether the size of the Board should be increased or decreased, from time to time. For example, if all Board positions are filled, the Board cannot add an additional member, no matter how desirable the candidate and no matter how much the Board desires to do so. In contrast, the charters of other public companies commonly permit the boards of directors of those companies to determine their own size, often within a specified range. The Board believes that the defensive benefits of a fixed number of directors are outweighed by the advantages of flexibility in determining the size of the Board.

   The Board recommends that a vote FOR the Proposed Amendment to the Company's Certificate of Incorporation. Approval of the Proposed Amendment will require the affirmative vote of at least 75% of the total voting power of all outstanding shares of the Company's stock. Abstentions and broker nonvotes will have the effect of votes against the proposal. If the Proposed Amendment is approved, it will be filed as soon as reasonably practicable following the annual meeting and will become effective upon filing.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, following the recommendation of the Audit Committee, appointed Coopers & Lybrand, L.L.P. to serve as Chesapeake's independent accountants for the year ending December 31, 1997, to perform audits of the financial statements of Chesapeake and its subsidiaries. The Board's selection of Coopers & Lybrand, L.L.P. was ratified by the stockholders at the Company's 1997 Annual Meeting. Coopers & Lybrand, L.L.P. was also retained during 1997 to render certain non-audit professional services.

   It is not expected that a representative from Coopers & Lybrand, L.L.P. will be present at the Annual Meeting of Stockholders.

             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected the firm of Coopers & Lybrand, L.L.P. to serve as the independent auditors of Chesapeake and its consolidated subsidiaries for the fiscal year ending December 31, 1998. The Board is submitting the selection of Coopers & Lybrand, L.L.P. for ratification by stockholders.

   Coopers & Lybrand, L.L.P. has served as independent auditors of Chesapeake and its subsidiaries since 1982. (See "Relationship with Independent Public Accountants"). The firm has wide experience in accounting and auditing for public utilities and other companies. Coopers & Lybrand, L.L.P. is a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants. By virtue of their membership in this Section, they have agreed to undergo a review by an independent accounting firm once every three years. Neither Coopers & Lybrand, L.L.P. nor any of its partners has any direct or indirect financial interest in or any connection (other than as independent auditors or with respect to non-audit professional services) with Chesapeake or any of its subsidiaries. All of the professional services provided by Coopers & Lybrand, L.L.P. are furnished at customary rates and terms.

   Based upon the recommendation of the Audit Committee, the Board of Directors selected this firm to act as Chesapeake's independent auditors for the year 1998, subject to ratification by the stockholders, in the belief that Coopers & Lybrand, L.L.P. is well qualified. Should the selection of Coopers & Lybrand, L.L.P. as independent auditors of Chesapeake not be ratified by the stockholders, the Board of Directors will reconsider the matter.


                      SUBMISSION OF STOCKHOLDERS PROPOSALS

   Any stockholder who wishes to submit a proposal for possible inclusion in Chesapeake's proxy statement for the next annual meeting must submit the proposal in writing to the Board of Directors on or before December 6, 1998. Written proposals should be directed to Wayne L. Hart, Secretary, Chesapeake Utilities Corporation, 909 Silver Lake Boulevard, Dover, Delaware 19904.


              ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION
                                  ON FORM 10-K

  CHESAPEAKE WILL PROVIDE WITHOUT CHARGE TO ANY PERSON, UPON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF CHESAPEAKE'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR CHESAPEAKE'S FISCAL YEAR ENDED DECEMBER 31, 1997. WRITTEN REQUESTS SHOULD BE DIRECTED TO WAYNE L. HART, SECRETARY, CHESAPEAKE UTILITIES CORPORATION, 909 SILVER LAKE BOULEVARD, DOVER, DELAWARE 19904.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership of Chesapeake's common stock and reports of changes in such beneficial ownership. Such persons also are required by SEC regulations to furnish Chesapeake with copies of such reports. To Chesapeake's knowledge, based solely on its review of the copies of such reports furnished to Chesapeake and on the written representations made by such persons that no other reports were required, during the fiscal year ending December 31, 1997, no director, officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).


                                 OTHER MATTERS

  The Board of Directors knows of no other matter to be presented at the meeting. If, however, any other business properly comes up for action at the meeting or any adjournment thereof, it is intended that the persons acting under the proxies in the form enclosed will vote in regard thereto according to their discretion.

                                  By Order of the Board of Directors,

                                  Wayne L. Hart
                                  Secretary

                                                                  EXHIBIT A
               PROPOSED PERFORMANCE INCENTIVE PLAN PROVISIONS (1)
               ----------------------------------------------

1.02  TERM OF THE PLAN
----  ----------------

  The [Plan] shall be effective as of January 1, 1992, subject to approval by the shareholders at the Company's 1992 annual meeting. Unless the plan is terminated earlier in accordance with Section 8 hereof, the Plan shall remain in full force and effect until the close of business on December 31,[2006], at which time the right to grant Awards under the Plan shall terminate automatically unless the [Board approves] an extension or renewal of the Plan for a new or additional term as [it] may determine. Any awards granted before the right to grant Awards under the Plan terminates shall continue to be governed thereafter by the terms of the Plan and the terms of the Award Agreements governing the Awards.

6.01  LIMITATION ON NUMBER OF SHARES
----  ------------------------------

  Subject to any adjustment pursuant to subsection 6.02 below, the aggregate number of shares of common stock subject to awards granted under the Plan shall not exceed [400,000] shares. To the extent that an award lapses or the rights of the Participant to whom it was granted terminate, any shares of Common Stock subject to the award shall again be available for the grant of an award under the Plan.

8.01  AMENDMENT OR TERMINATION OF PLAN
----  --------------------------------

  Subject to the provisions of this Section 8, the Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law; provided that the Board may not amend the Plan in any manner that would result in non-compliance with Rule 16b-3 or any applicable law.

(1) Additions are indicated by bracketing and italicizing the added text; deletions are indicated by striking through the deleted text.

                                                         EXHIBIT B
                          CERTIFICATE OF AMENDMENT OF
                     RESTATED CERTIFICATE OF INCORPORATION
                      OF CHESAPEAKE UTILITIES CORPORATION

  CHESAPEAKE UTILITIES CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law ("DGCL"),

  DOES HEREBY CERTIFY:

  1. The Board of Directors at a regular meeting duly adopted a resolution setting forth a certain proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring that amendment to be advisable and calling for a vote of the shareholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

  RESOLVED, that Article EIGHTH of the Corporation's Restated Certificate of Incorporation be deleted in its entirety and revised to read as follows:

      EIGHTH: The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by resolution of a majority of directors in office; provided that there shall be not fewer than five or more than fifteen directors. The Board shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of directors fixed by the Board by three and if a fraction is also contained in such quotient, and if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected. The foregoing notwithstanding, each director shall serve until such director's successor shall have been duly elected and qualified, unless such director shall resign, become disqualified, disabled or shall otherwise be removed.

      At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall conform thereto.

      The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose such officers with such titles and duties as shall be stated in the Bylaws of the Corporation, who shall hold office until their successors are chosen and qualify in their stead.

      A majority of the number of directors fixed by the Board shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Certificate of Incorporation.

      No director of the Corporation shall be removed from office as a director by vote or other action of stockholders or otherwise unless the director to be removed is physically or mentally disabled or incapacitated to such an extent that such director is unable to perform the duties of a director, or unless the director has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or unless the director to be removed has been adjudged to be liable for misconduct in the performance of such director's duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

  2. Thereafter, at the annual meeting of the shareholders of the Corporation, the necessary number of shares as required by the Corporation's Restated Certificate of Incorporation were voted in favor of the amendment.

  3. The amendment set forth above to the Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Section 242 of the DGCL.

  4. That the capital of the Corporation shall not be reduced under or by reason of said amendment.

  IN WITNESS WHEREOF, this Certificate of Amendment has been signed on behalf of the Corporation in the manner required by Section 103(2)(a) of the DGCL to be effective as of the ____ day of ____________, 1998.

Attest:                      CHESAPEAKE UTILITIES CORPORATION


___________________          _________________________________
Wayne L. Hart                John R. Schimkaitis
Secretary                    President

CHESAPEAKE UTILITIES CORPORATION                                   April 1, 1998
A DIVERSIFIED UTILITY COMPANY

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chesapeake Utilities Corporation to be held at 10:00 A.M. on May 19, 1998, in the Board Room, PNC Bank, Delaware, 222 Delaware Avenue, Wilmington, Delaware. Your Board of Directors looks forward to greeting personally those stockholders able to attend. The Secretary's formal Notice of Annual Meeting of Stockholders and the Proxy Statement appear on the enclosed pages and describe the matters that will be submitted to a vote of stockholders at the meeting.

Whether or not you plan to attend, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly sign, date and mail the attached proxy in the envelope provided.

Thank you for your consideration and continued support.

                                 Sincerely,


                                 /s/ Ralph J. Adkins
                                 RALPH J. ADKINS
                                 Chairman of the Board

                               DETACH HERE


[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.


                                                                                                  FOR    AGAINST    ABSTAIN
      1.   Election of Directors                 2.  For adoption of an amendment to the          [_]      [_]        [_]
                                                     Company's Performance Incentive
      Nominees:                                      Plan to increase the number of shares
      ---------
      Ralph J. Adkins, Robert F. Rider,              available from 200,000 to 400,000
      William G. Warden, III

             FOR      WITHHELD                   3.  For adoption of an amendment to the          [_]      [_]        [_]
             [_]        [_]                          Company's Performance Incentive
                                                     Plan to extend the term for five years
      ________________________________
                                                 4.  For adoption of an amendment to the          [_]      [_]        [_]
      For all nominees except as noted above         Company's Performance Incentive
                                                     Plan to permit the Board of Directors
                                                     greater flexibility to amend, modify and
                                                     or terminate the Performance Incentive
                                                     Plan.

                                                 5.  For adoption of an amendment to the          [_]      [_]        [_]
                                                     Company's Certificate of Incorporation
                                                     regarding size of the Board of Directors.

                                                 6.  For ratification of the selection of         [_]      [_]        [_]
                                                     independent auditors.
                                                                                                  [_]      [_]        [_]

                                                 7.  In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                                 [_] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                                                 PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD
                                                 PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature:__________________________  Date: ____________________ Signature: _______________________________ Date: __________________


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  DETACH HERE


                        CHESAPEAKE UTILITIES CORPORATION
P                       909 SILVER LAKE BOULEVARD
R                        DOVER, DELAWARE  19904
O
X                   SOLICITED BY THE BOARD OF DIRECTORS
Y                 FOR THE ANNUAL MEETING OF STOCKHOLDERS
                  TO BE HELD ON MAY 19, 1998 IN THE BOARD ROOM
                               PNC BANK, DELAWARE
                              222 DELAWARE AVENUE
                          WILMINGTON, DELAWARE  19899


   The undersigned stockholder hereby appoints Ralph J. Adkins and John R. Schimkaitis and each one of them, with power of substitution and revocation, the attorneys of the undersigned to vote all shares in the name of the undersigned on all matters set forth in the proxy statement and such other matters as may properly come before the Annual Meeting and all adjournments thereof.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5 AND 6.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, 4, 5 AND 6.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)